                                                                  EXHIBIT 10.14A


                        DEVELOPMENT AND LICENSE AGREEMENT


         This Agreement is entered into and made effective as of this 2nd day of December, 1994, by and between Boehringer Mannheim Corporation, an Indiana corporation having a principal place of business at 9115 Hague Road, Indianapolis, Indiana 46250 ("BMC"); and SpectRx, Inc., a Delaware corporation having a principal place of business at 6025 A Unity Drive, Norcross, Georgia 30071 ("SI").

                                    RECITALS:

         A. BMC is in the medical diagnostics business and has experience and expertise in the areas of testing and marketing of medical diagnostics products.

         B. Pursuant to a License Agreement dated as of May 7, 1991, between Georgia Tech Research Corporation ("GTRC") and Laser Atlanta Optics, Inc. ("LAO"), which was assigned to SI on January 16, 1993, and amended on October 19, 1993 (the "GTRC License"), SI is the exclusive licensee of GTRC for certain know-how relating to a method and apparatus using non-invasive instrumentation to measure molecular changes in human lenses for the purpose of detecting diabetes.

         C. SI has developed a device to detect diabetes in humans and has built prototype devices and is conducting clinical trials of such devices.

         D. BMC has expressed an interest in participating as a member of SI's project team during the building of prototype devices and the execution of definitive clinical trials; as well as in acquiring worldwide, exclusive marketing rights to such device.

         THEREFORE, in consideration of the premises and mutual agreements expressed herein, the parties agree as follows:

1.       DEFINITIONS

         1.1 "Affiliate" shall mean, with respect to either party, any corporation, partnership or other business entity that now or in the future controls, is controlled by, or is under common control with, such party. "Control" shall mean the direct or indirect ownership of fifty percent (50%) or more of the voting interest in, or a fifty percent (50%) or more interest in the income of, such corporation or other business entity, or such other relationship as, in fact, constitutes actual control.

         1.2 "Device" shall mean any non-invasive instrument and improvements thereto developed by, for or with SI using the Know-How (defined below) that measures changes in human lenses for the qualitative detection of diabetes for screening purposes.

         1.3 "Know-How" shall mean all knowledge of SI, regardless of its source, relating to a method of using non-invasive instrumentation to measure molecular changes in living human lenses for the purpose of detecting diabetes, including, but not limited to, information not in the public domain obtained by way of the GTRC License.

2.       RIGHTS GRANTED BY SI

         2.1 Effective upon payment in full to SI of the development payments described in Section 3, SI hereby grants to BMC a license to sell and market the Device on a world-wide and exclusive basis, subject to the terms set forth in this Agreement (the "Marketing License"). SI may not, during the term of the Marketing License, sell, market or distribute, or give any third party rights to sell, market or distribute, any non-invasive instrument developed by, for or with SI using the Know-How that measures changes in human lenses for the qualitative detection of diabetes for screening purposes. The Marketing License gives BMC the right to market the device for screening for diabetes. The term of the Marketing License, unless sooner terminated pursuant to the terms and conditions of this Agreement, shall be coincident with the term of the GTRC License, a copy of which is attached to this Agreement as Exhibit A. The Marketing License shall remain exclusive for so long as BMC meets the minimum volume requirements set forth in the Supply Agreement (defined below) (or, in the event BMC acquires the Manufacturing License (described below), for so long as BMC pays the Annual Minimum Royalty (defined below)). Should the minimum volumes set forth in the Supply Agreement not be met (or, in the event BMC has acquired the Manufacturing License, the Annual Minimum Royalty not be maintained), the Marketing License (and, in the event BMC has acquired the Manufacturing License, the Manufacturing License) shall become nonexclusive. In such event, BMC agrees to cooperate with SI in enabling SI to obtain any government approvals necessary for SI to sell the Device.

         2.2 While the Marketing License is in effect, and during the term of the Supply Agreement, should BMC determine pursuant to the terms and conditions of the Supply Agreement, to itself manufacture or otherwise provide for the manufacture of the Device, a further license shall be deemed issued in respect of the manufacture of the Device (the "Manufacturing License"). The Manufacturing License shall constitute the right to manufacture or have manufactured the Device, in accordance with SI's specifications and such other modifications as the parties may have agreed upon, on a world-wide and exclusive basis. The Manufacturing License will issue, and be deemed in place and effective, upon the determination by BMC to manufacture the Device, upon and after the termination of the Supply Agreement by notice by BMC in accordance with its terms and the payment to SI of all sums payable thereunder. The term of the Manufacturing License, unless sooner terminated pursuant to the terms and conditions hereof, shall be coincident with the term of the Marketing License. Neither the Marketing License nor the Manufacturing License, nor any rights thereunder, may be assigned or sublicensed by BMC to any person (other than an Affiliate of BMC) without the express prior written consent of SI, which may not be unreasonably withheld.

         2.3 No royalty will be due or payable in respect of the Marketing License. During the term of the Manufacturing License, BMC shall pay, on a quarterly basis, on or before the sixtieth (60th) day following the end of each calendar quarter, royalties equal to five percent (5%) of the total consideration paid or payable to BMC upon the sale of all Devices provided such sale is made on an arms-length basis to a purchaser unaffiliated to BMC. In addition, during the term of the

Manufacturing License BMC agrees to pay to GTRC any royalties attributable to BMC's manufacture and sale of the Device under the GTRC License. If a Device is sold or given to a purchaser on a non-arms-length basis, or if the Device is provided to a purchaser as an accommodation, the royalties shall be equal to five percent (5%) of the fair salable value of such Devices. If the parties hereto cannot agree as to the fair salable value of any Devices so sold, the issue shall be submitted to commercial arbitration under the rules of the American Arbitration Association for the determination of same by an expert appointed for such purposes. A Device shall be considered sold for purposes of this Agreement when it is billed out to a third party, or when not billed out, when it is delivered, otherwise conveyed or paid for, whichever occurs first. It is intended that the foregoing royalty shall be paid in respect of and computed on the basis of the sales price to parties who are not Affiliates of BMC, and that inter-company transfers shall not be considered as sales. Contemporaneously with each royalty payment, BMC shall furnish to SI complete statements certified to be accurate by BMC, showing the number, country in which manufactured, country in which sold to or to which shipped and description and sales price in respect of each Device sold during the preceding calendar quarter. Such statements shall be furnished to SI whether or not any Devices have been sold during the calendar quarter to which such statement refers. BMC's books and records relating to such royalty payments shall be open during business hours for reasonable inspection by a certified public accountant appointed by SI and reasonably acceptable to BMC to determine the accuracy of such royalty statements and payments, but for no other purpose. If such audit reveals that the royalties reported by BMC are understated by ten percent (10%) or greater, BMC shall pay for the full cost of the audit; otherwise SI shall pay for the audit. In any event, any underpayment of royalties revealed by such audit shall be promptly corrected by BMC, and any overpayment shall be creditable against future royalties. BMC shall keep, maintain and preserve, during the term of the Manufacturing License and for at least two (2) years following the termination or expiration of such license, complete and accurate records of account in respect thereof, including, without limitation, invoices, correspondence and other records. BMC shall require its affiliates and other sublicensees to maintain similar records necessary for the accurate computation and payment of the royalties payable hereunder. Notwithstanding the foregoing, within sixty
(60) days of the end of each calendar year during the term of the Manufacturing License, BMC shall pay to SI a sum equal to the difference between $100,000 (the "Minimum Annual Royalty") and the earned royalties paid to SI with respect to such year. (If BMC obtains the Manufacturing License on a date other than January 1 of any calendar year, the Minimum Annual Royalty for the year in which BMC obtains such license shall be prorated.) If, during the term of the Manufacturing License, BMC fails to pay the minimum Annual Royalty with respect to any calendar year, the Marketing License and the Manufacturing License shall become nonexclusive (and BMC shall cooperate with SI in obtaining necessary approvals for SI to sell the Device, as set forth in Section 2.1).

3.       DEVELOPMENT PAYMENTS

         3.1 As consideration for the Marketing License and the option to obtain the Manufacturing License, BMC shall assist SpectRx in funding the development of the Device. BMC's development funding shall be as described in this Article 3.0.

         3.2 Within fifteen (15) days of the execution of this Agreement, BMC shall [*]. These funds shall be expended by SI to initiate Alpha Development (defined below).

         3.3 Within thirty days of successful completion of the Top Level Design Review (defined below), anticipated to be [*], BMC and SI shall execute a supply agreement, which shall be in the form set forth in Exhibit B (subject to completion of schedules, amounts, and other issues left open in Exhibit B, which the parties agree to negotiate in good faith to complete) (the "Supply Agreement"). Upon execution of the Supply Agreement, BMC shall pay [*], which shall be expended by SI to complete Alpha Development.

         3.4 Upon successful completion of Alpha Development and delivery of an Alpha Prototype to BMC, anticipated to be [*] Agreement, BMC shall pay SI [*], to be expended by SI to commence Beta Development (defined below).

         3.5 Upon completion of Beta Development and delivery of [*] Prototypes (defined below), BMC shall pay SI [*].

4.       DEVELOPMENT ACTIVITY, CLINICAL TRIALS AND TECHNICAL ASSISTANCE

         4.1 BMC shall participate as a member of SI's project development team during the building of prototype Devices and during the execution of clinical trials with respect to the Device. BMC shall give technical, clinical and marketing input to the project team during these phases. BMC will pay the cost of obtaining clearance from the Food and Drug Administration and its foreign counterparts necessary for BMC to sell the Device.

         4.2 SpectRx shall, with BMC's assistance, file applications for patents in all major markets of the world and shall diligently prosecute such patent applications and maintain any patents when issued.

         4.3 As used herein, "Alpha Development" means the engineering development necessary to design and fabricate a working prototype of the Device that meets the performance specifications in all functional aspects, but does not necessarily meet the final size, weight or environmental specifications (the "Alpha Prototype"). The Alpha Prototype will be hand built and not suitable for sale or production.

         4.4 As used herein, "Top Level Design Review" means a design review meeting held between SI and BMC in which the instrument design approach is presented for review and approval. The design will be evaluated to ensure that it meets the market requirements. Major subassemblies will be identified and all major design tradeoffs completed. The Top Level Design Review should allow [*]. After review BMC and SI will reach mutual agreement on a system specifications document.


[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         4.5 As used herein "Beta Development" means the design process that results in a prototype suitable for testing by an end user that meets the agreed-upon system specifications document, including size, weight and environmental requirements (the "Beta Prototype"). The Beta Prototype will not be fabricated on production tooling, however it will be substantially identical in form, fit and function to the final production Device.

5.       CONFIDENTIALITY

         5.1 It is contemplated that the parties may wish to transmit to each other confidential information. Each party agrees to receive such confidential information, if it is in writing or other tangible form and clearly marked as being confidential and agrees not to disclose such confidential information to any third party for a period of five years from the date of receipt thereof unless the information (a) was known to the receiving party prior to the time of disclosure, (b) is obtained from a third party having an apparent right to disclose the information, (c) was or becomes available to the public through no fault of the receiving party or (d) was independently developed by employees of the receiving party who have not had access to the Confidential Information. Each party agrees not to use the confidential information of the other for any purpose other than those set forth in this Agreement. In the event a party considers certain information which has been marked confidential to be excluded from the above obligations of confidence and non-use and intends to make disclosure of such information to a third party, thirty days written notice of such intent and the reasons therefor shall be given to the other party. It is also understood that confidential information may be transmitted orally between the parties if it is promptly confirmed in writing or other tangible form by the disclosing party and marked as being confidential.

         5.2 It is understood that disclosure of any information by one party to the other under this Agreement shall in no way be considered as a grant of any fight or license to the receiving party to use such information except for the purposes set forth in this Agreement.

6.       JOINT OBLIGATIONS

         6.1 BMC and SI each agree to cooperate with the other in the building of prototypes and execution of clinical trials for the Device.

         6.2 SI agrees to make reasonable efforts to keep BMC informed promptly of:

             (a)      all improvements relevant to the Device, if any;

             (b) all technical information relating to the Know-How as such data and information are acquired or developed by SI, if any;

             (c) all data or information concerning the clinical evaluations or studies made by or for SI relating to the Device for diabetes; and

               (d) all publications coming to the attention of SI relating to the Device, if any for diabetes.

7.       RELATIONSHIP OF THE PARTIES

         This Agreement is not intended to create nor shall it be deemed to constitute, partnership, agency, employer-employee, or joint venture relationship between the parties. The respective activities by the parties hereunder shall be provided as independent contractors. Neither party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

8.       GOVERNMENT REGULATIONS AND GUIDELINES

         Each party shall use its best efforts to assure that all further work conducted hereunder shall be in accordance with the laws, rules and guidelines applicable to the parties carrying out such work, in particular, so far as applicable, the present and future guidelines for Good Laboratory Practices and Good Manufacturing Practices set forth, as amended from time to time, in the Code of Federal Regulations of the United States of America and the corresponding local law of such other country in the Territory as may be applicable to such work.

9.       TERM AND TERMINATION

         9.1 This Agreement shall remain in effect until the end of the term of the Marketing License, unless extended by the parties in writing or unless terminated earlier in accordance with Paragraph 9.2, 9.3 or 9.4.

         9.2 This Agreement may be terminated at any time by BMC upon written notice thereof to SI provided, however, that in the event of termination pursuant to this section, all sums paid or payable shall remain the property of SI and shall not be refundable.

         9.3 This Agreement may be terminated by BMC upon written notice to SI in the event Top Level Design Review is not completed. In such event, [*] upon execution of this Agreement shall be promptly [*], less actual severance expenses incurred by SI up to a maximum [*]. In the event BMC terminates this Agreement for the reason set forth in this Section, and SpectRx grants the right to market the Device to any party unaffiliated with SpectRx within two years of the date of such termination, all payments made by BMC to SpectRx shall be immediately refunded; provided, however, that in no event will SI's refunds of payments to BMC exceed the amounts paid to SI by such unaffiliated parties.

         9.4 Either party may terminate this Agreement (and the Manufacturing License if then in effect) (i) by written notice in the event the other party materially breaches this Agreement and does not cure such breach within thirty
(30) days of written demand for cure, or (ii) by written notice upon the liquidation or bankruptcy of, or an assignment for the benefit of creditors of, or a declaration of insolvency by, the other party.

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         9.5 Upon termination of this Agreement pursuant to this Article 9, BMC will use its reasonable best efforts to cause to be transferred to SI any governmental approvals obtained by BMC and necessary for SI to market the Device.

10.      MISCELLANEOUS PROVISIONS

         10.1 This Agreement constitutes and contains the entire Agreement of the parties and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof. This Agreement may be amended or modified or one or more of the provisions thereof waived only by written instrument signed on behalf of the parties.

         10.2 Any notice required to be given hereunder shall be sent by first class registered or certified mail addressed to the party to whom it is to be given as follows:

                           To BMC:          Boehringer Mannheim Corporation
                                            Attn.: President
                                            9115 Hague Road
                                            Indianapolis, Indiana 46250

                           To SI:           SpectRx, Inc.
                                            Attn.: President
                                            6025 A Unity Drive
                                            Norcross, Georgia 30071

All notices shall be deemed given when sent by registered or certified mail, postage prepaid, to the addresses listed above. The date of postmark shall be the date of such notice.

         10.3 SI warrants and represents that, as of the date of this Agreement, it has the right to grant to BMC the rights granted herein and that there are no outstanding agreements, assignments or encumbrances inconsistent with this Agreement. SI further represents and warrants to BMC that it has given BMC access to all technical and clinical data thus far generated with respect to the Device and that all such data is accurate and complete in all material respects.

         10.4 This Agreement shall be construed according to the laws of the State of Georgia. Venue for any litigation under this Agreement shall be state court, Gwinnett County, Georgia.

         10.5 During the term of this Agreement or any extension thereof none of the parties hereto will make any publications relating to the details of the business arrangement between them contemplated hereunder, including business plans, without the approval of the other; provided, however, that such approval shall not be unreasonably withheld.

         10.6 Dispute Resolution. (a) The parties shall attempt in good faith to resolve any dispute arising out of or relating to this agreement promptly by negotiations between representatives who have authority to settle the controversy. Either party may give the other party written notice of any dispute not resolved in the normal course of business. Within thirty days after delivery of such notice, representatives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within sixty days of the disputing party's notice, or if the parties fail to meet within thirty days, either party may initiate mediation of the controversy or claim as provided in clause (b) of this section. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence. (b) If the dispute has not been resolved by negotiation, the parties shall endeavor to settle the dispute by mediation, non-binding arbitration, or other appropriate means for a period of at least sixty days before resorting to litigation. The procedures specified in this Section 10.6 must be followed before either party may seek judicial relief, provided, however, that a party may seek a preliminary injunction or other provisional judicial relief if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the parties will continue to participate in good faith in the procedures specified in this Section 10.6. All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in this Section 10.6 are pending, and the parties shall take such action, if any, required to effectuate such tolling.

         10.7 All payments made pursuant to this Agreement shall be net of withholding and other taxes (except for taxes that are due on the net income of SpectRx) that may be due on such payments.

         10.8 This Agreement shall not be assignable by either party without the prior written consent of the other; provided, however, that BMC may assign this Agreement to any entity under wholly-owned, wholly-owning, or under common control with BMC.

         10.9 Until such time as the Marketing License issues or this Agreement is terminated, whichever occurs first, SI agrees that it will not discuss or negotiate with any third party to grant any rights to develop or market the Device.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed this Agreement as of the date first above written.

SPECTRX, INC.


By: /s/ Mark A. Samuels
   -------------------------------------

Title: CEO
      ----------------------------------

BOEHRINGER MANNHEIM CORPORATION


By:  /s/ F. Blobel
   -------------------------------------

Title: Senior Vice President of DMQ
      ----------------------------------







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                                    EXHIBIT A

                                  GTRC LICENSE

                                LICENSE AGREEMENT


         THIS AGREEMENT is made as of the 7th day of May, 1991, by and between GEORGIA TECH RESEARCH CORPORATION, a nonprofit Georgia corporation with offices in the Centennial Research Building, Georgia Institute of Technology, Atlanta, Georgia, ("GTRC"); and LASER ATLANTA OPTICS, INC., a company incorporated under the laws of the State of Georgia, and having its registered office in that state at 6015D Unity Drive, Norcross, Georgia 30071, ("LASER").

                              W I T N E S S E T H:

         WHEREAS, this Agreement is intended to cancel that certain License Agreement between the parties hereto, dated April 10, 1990; and

         WHEREAS, GTRC entered into an agreement with Joslin Diabetes Center whereby GTRC obtained the exclusive right to market know--how related to a method of using non-invasive instrumentation to quantitatively measure molecular changes in living human lenses for the purpose of diagnosing diabetes and precataractous conditions (the "Know-How") For the purpose of this Agreement, Know-How includes, among other things, information not in the public domain, including Confidential Information and Trade Secrets forwarded or transmitted to LASER by GTRC, Dr. Nai-Teng Yu, Dr. Sven Bursell and Joslin Diabetes Center. The system covered by the Know-How employs low power illuminations of different optical wavelengths of the lens of the eye. The spectral content of the resulting emitted light from specific sites in the lens is then acquired and analyzed providing information that can be used to detect diabetes and precataractous conditions.

         WHEREAS, GTRC desires the further commercial development of the Know-How and for such purpose has accepted the offer of LASER to collaborate with GTRC upon the terms and conditions herein contained; and

         WHEREAS, LASER desires to acquire an exclusive license, with the right to grant sublicenses to others, to commercialize products incorporating the Know-How (the "Products") and to operate and use such Products and to manufacture, having manufactured, use, market, have marketed, sell and have sold the Products; and

         WHEREAS, GTRC and LASER have agreed that in connection with such collaboration GTRC shall grant to LASER an exclusive license throughout the world (the "Territory") to manufacture, have manufactured, use, market, have marketed, sell and have sold Products incorporating the Know-How.

         NOW THEREFORE, for and in consideration of the sum of one Hundred ($100.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GTPC and LASER do hereby warrant and agree as follows:

1.       EXCLUSIVE LICENSE

         GTRC hereby grants to LASER the exclusive, worldwide, right and license to commercialize, use and exploit the Products; to make, assemble, and use apparatus machinery, auxiliaries, and all devices for carrying such Products into practice; and to manufacture, have manufactured, use, market, have marketed, sell and have sold the Products.

         (a) GTRC hereby grants to LASER the right to grant sublicenses on such terms as are consistent with the provisions of this Agreement.

         (b) The exclusive rights and licenses herein granted shall include all inventions, improvements to, enhancements of and modifications of the Know-How and Products thereto made or conceive during the term of this Agreement which GTRC owns or controls or hereafter owns or controls and all patent applications and patents based on or covering the same which the GTRC now owns or hereafter owns or controls.

2.       REPRESENTATIONS BY GTRC

         (a) Much of the Know-How is secret, and to the best of GTRC's knowledge and belief has not been revealed to anyone except Joslin Diabetes Center and Dr. Sven Bursell, and shall not be revealed to anyone without the prior approval of LASER.

         (b) GTRC shall communicate to LASER all information and data, which may come into its possession, relating to the Know-How, but no information prominently marked "Confidential" so communicated or otherwise acquired by LASER from GTRC, save such information which is in the public domain, shall be divulged to any third party (except to employees or consultants of LASER and its sublicensees) without the prior consent of GTRC.

         (c) GTRC's and LASER' a obligations set out in this section shall survive the termination of this Agreement to the extent that such information has not entered the public domain.

         (d) GTRC has an agreement with Joslin Diabetes Center (the subcontractor) concerning the "Know-How" which provides for the sharing of royalties.

3.       PATENTS

         (a) Should LASER at any time seek and obtain Letters Patent or equivalent protection for any development arising from its use of the Know-How not in the public domain, any products covered by such Letters Patent or equivalent protection shall be deemed to be Products within the terms of this Agreement and be subject to the terms and conditions herein.

         (b) LASER shall advise GTRC within fourteen (14) days of lodging an application for such Letters Patent or equivalent protection, and shall keep GTRC advised of the prosecution and maintenance of such Letters Patent or equivalent protection.

4.       OWNERSHIP OF PATENTS

         All patents regarding "the Know-How" shall be the sole exclusive property of GTRC, subject to the exclusive license hereby granted GTRC shall, upon demand, execute and deliver to LASER such documents as may be deemed necessary or advisable by counsel for LASER for filing in the appropriate patent offices to evidence the granting of the exclusive license hereby granted.

5.       ROYALTIES

         LASER shall pay to GTRC:

         (a) Where the products are the subject of a Patent Application, Letters Patent or equivalent protection, a [*] price ("Net Selling Price) for each Product manufactured and sold anywhere in the world.

Net Selling price shall mean LASER's gross selling price for the Products less any of the following:

                  1) sales or excise taxes paid directly or indirectly to LASER;

                  2)       any shipping costs separately itemized by LASER;

                  3) normal and customary trade discounts, returns and allowances.

         (b)      In all other cases, a [*].

         (c) It shall be the obligation of LASER to pay all royalties due hereunder to GTRC and GTRC shall not be required to look to any other seller to recover any monies.

         (d) The obligations of LASER with respect to the payment of royalties in accordance with this Agreement shall apply with respect to all sales in any country of the Territory, notwithstanding that no letters Patent or equivalent protection shall have been obtained or be in force in that country.

6.       ACCOUNTS

         (a) LASER shall not later than the First day of March in each year furnish to GTRC a statement showing the total net sales by LASER and any approved sub-licensees during the immediately preceding calendar year, and the royalties payable thereon calculated in accordance with this Agreement.

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

         (b) LASER shall keep at its usual place of business true and particular accounts of all matters connected with the use of the Know-How and the manufacture and sale of all Products and shall, if so requested by GTRC make available books of account relating to royalties payable hereunder containing true entries complete in every particular as may be necessary or proper for enabling the amount of such royalties to be conveniently ascertained.

7.       ASSIGNMENT

         This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, but shall not otherwise be assigned by either party without the written consent of the other party; EXCEPT THAT GTRC shall have the right to assign this Agreement to the Georgia Institute of Technology or the Board of Regents of the University System of Georgia.

8.       NO WARRANTY

         GTRC does not nor will it assert or warrant that the Know-How or any improvement thereto is not an infringement of the rights of third parties nor that under the law of any country it will be possible to grant an exclusive license.

9.       NEW INVENTIONS

         If during the term of this Agreement GTRC, individually or collectively, makes any further improvements in such Products or Know-How or the mode of using them or becomes the owners of any new improvements either through patents or otherwise, then it shall communicate such improvements to LASER and LASER shall have the right to include the same in this Agreement without additional compensation. Provided, however, that this paragraph shall not apply to any situation in which GTRC has a contrary contractual commitment as a third party.

10.      NOTICE

         Any notice under this Agreement shall be addressed as follows:

         (a)      Georgia Tech Research Corporation
                  Centennial Research Building
                  Georgia Institute of Technology
                  Atlanta, Georgia

         (b)      Laser Atlanta Optics, Inc.
                  6015D Unity Drive
                  Norcross, Georgia 30071

                  With a copy to:

                  Thornton W. Morris & Co., P.C.
                  1950 North Park Place
                  Suite 400
                  Atlanta, Georgia 30339

11.      FORCE MAJEURE

         Neither party shall be held in breach of this Agreement for any reason for acts or omissions caused by any act of God or other cause beyond the control of the parties, including, but not limited to, fire, floods, labor disputes, or other unforeseen circumstances.

12.      INDEMNITY

         Notwithstanding anything herein contained, LASER shall indemnify and save GTRC harmless with respect to any claims by any third party against GTRC alleging loss, damage or injury as a result only of the use by LASER or by such third party of the Products. The obligation of Indemnity shall survive Termination.

13.      TERM OF LICENSE

         Subject to Clauses 14 and 15 herein, this Agreement and the license granted hereunder shall continue in force for Fifteen (15) years from the date hereof.

14.      TERMINATION BY LASER

LASER may terminate this Agreement by giving to GTRC at least Three (3) months notice in writing of any breach by GTRC of this Agreement which causes damage to LASER, specifying the particulars of the breach and requiring that it be rectified or made good and by a further notice if at the expiration of that period of three months, the relevant breach has not been rectified or made good WITHOUT PREJUDICE however to the right of GTRC to sue for and recover any moneys due to GTRC with respect to any previous breach by LASER of any of the provisions of this Agreement.

15.      TERMINATION BY GTRC

         GTRC may terminate this Agreement by Thirty (30) days notice in writing to LASER on the happening of any of the following events:

         (a) If LASER shall commit or allow to be committed a breach of any of the terms and conditions on its part here in contained; or

         (b) If LASER makes any assignment for the benefit of its creditors, provided, however, that this provision shall not apply to the assignment of any rights made as collateral for new loans; or

         (c) If a receiver, liquidator or official manager is appointed with respect to LASER indicates its consent, approval of or acquiescence in any proceedings for the appointment of any such receiver, liquidator or official manager; or

         (d)      If LASER ceases to carry on its business;

         WITHOUT PREJUDICE HOWEVER to the right of GTRC to sue for and recover any money then due and to the rights of GTRC with respect to any previous breach by LASER of any of the provisions contained in this Agreement.

16.      SEVERABILITY

         A holding that a Clause of this Agreement is invalid or unenforceable shall not effect any other provisions of this Agreement.

17.      USE OF NAMES

         LASER shall not use the names of GTRC, the Georgia Institute of Technology or any affiliate or entity in any advertisement or sales material without the prior written consent of the entity or entities name in such material.

18.      INTERPRETATION

         (a) In the interpretation of this Agreement, unless the context otherwise requires, words importing the singular or plural number shall be deemed to import the plural and singular number respectively, words denoting gender shall include all genders, and references to persons shall include corporations or other bodies or vice versa.

         (b) The headings in this Agreement are included for convenience only and are not to be construed as forming part of the text or as in any way affecting the interpretation of this Agreement.

         (c) Nothing herein shall be construed as forming any sort of partnership or joint venture between GTRC and LASER. The relationship between the parties is that of licensor and licensee.

         (d) This Agreement shall be interpreted and governed in all respects by the laws of the State of Georgia.

19.      ENTIRE AGREEMENT

         This Agreement embodies the entire Agreement between GTRC and LASER respecting the subject matter hereof and may not be modified or amended except in a writing signed by GTRC and LASER.

         IN WITNESS WHEREOF the parties have hereunto signed this Agreement on the day hereinbefore referred to.

GEORGIA TECH RESEARCH                      LASER ATLANTA OPTICS, INC.
CORPORATION

By:  /s/ J.W. Dees                         By:  /s/ Mark A. Samuels
   -------------------------------------      --------------------------------

Typed Name:  J.W. Dees                     Typed Name:
           -----------------------------              --------------------------

Title:  Assistant Secretary                Title:
      ----------------------------------         -------------------------------

Date:  May 7, 1991                         Date:
     -----------------------------------        --------------------------------

By:  /s/ R.M. Bell
   -------------------------------------

Typed Name:  R.M. Bell
           -----------------------------

Title:  Vice President/General Manager
      ----------------------------------

Date:  May 7, 1991
     -----------------------------------

                      FIRST AMENDMENT TO LICENSE AGREEMENT


         THIS FIRST AMENDMENT TO LICENSE AGREEMENT (hereinafter referred to as "First Amendment") is made and entered into this 19th day of October, 1993 by and between GEORGIA TECH RESEARCH CORPORATION, a non-profit corporation organized and existing under the laws of the State of Georgia and with offices at the Georgia Institute of Technology, Centennial Research Building, Atlanta, Georgia 30332-0415 (hereinafter referred to as "GTRC") and SPECTRX, INC., a Delaware corporation and with offices at 6025 Unity Drive, Norcross, Georgia (hereinafter referred to as "Spectrx").

                              W I T N E S S E T H:

         WHEREAS, GTRC and Laser Atlanta Optics, Inc. (hereinafter referred to as "Laser Atlanta") entered into a License Agreement, dated the 7th day of May, 1991, for an invention entitled "Laser Scanner for Early Cataract" (hereinafter referred to as "Technology") which is the subject of GTRC Identification Number 1041 (hereinafter referred to as "License Agreement"). Spectrx, Inc. and Laser Atlanta later entered into an Assignment and Bill of Sale, dated the 16th day of January 1993, in which all of Laser Atlanta's right, title and interest in and to the License Agreement was assigned to Spectrx.

         WHEREAS, Spectrx and GTRC wish to amend the License Agreement to extend the termination date.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and the sum of $1.00 paid by Spectrx to GTRC, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Spectrx and GTRC do mutually agree to amend the License Agreement as follows:

         1. Paragraph 14 of the License Agreement is hereby deleted and the following paragraph 14 is inserted in place thereof:

                  "14.     TERM OF LICENSE

                  Subject to Paragraphs 14 and 15 herein, this Agreement and the license granted hereunder shall continue in full force and effect until the expiration date of the last expiring Patent covering any of the Technology licensed hereunder, provided a Patent is issued. In the event that no Patent is issued, the disclosure in any Patent Application shall remain a Trade Secret and this Agreement shall continue as a license of said Trade Secret for a period of fifteen years from the date of execution of this Agreement. Notwithstanding the foregoing, the obligations of the parties herein relating to confidentiality of Trade Secrets and Confidential Information shall survive any termination of this Agreement."

         2. Except as amended by this First Amendment, the License Agreement shall remain in full force and effect pursuant to the terms and provisions thereof.

         IN WITNESS WHEREOF, Spectrx and GTRC have caused this First Amendment to be executed by their duly authorized officers on the day and year first above written.


SPECTRX, INC.                        GEORGIA TECH RESEARCH
                                     CORPORATION


By: /s/ Mark A. Samuels              By: /s/ R.G. Shackelford
   -----------------------------        ----------------------------------------

Typed Name: Mark A. Samuels          Typed Name: R.G. Shackelford
           ---------------------                --------------------------------

Title: President                     Title: Assistant Secretary
      --------------------------           -------------------------------------

Date: 10/19/93                       Date: 10/19/93
     ---------------------------          --------------------------------------


                                     By: /s/ Michael T. Lee
                                        ----------------------------------------

                                     Typed Name: Michael T. Lee
                                                --------------------------------

                                     Title: Manager, Intellectual Property Mark
                                           -------------------------------------

                                     Date: October 19, 1993
                                          --------------------------------------

                                    EXHIBIT B

                                SUPPLY AGREEMENT

                                    AGREEMENT

         This Agreement dated as of _____________ (the "Effective Date"), by and between Boehringer Mannheim Corporation, an Indiana corporation, having a principal place of business at 9115 Hague Road, Indianapolis, Indiana 46250, (hereinafter referred to as "BMC"), and SpectRx, Inc., 6025A Unity Drive, Norcross Georgia, 30071, (hereinafter referred to as "SI");

WITNESSETH:

         WHEREAS, BMC and its affiliates are in the business of making and selling throughout the world diagnostics management products including blood chemistry monitoring systems for diabetes, and

         WHEREAS, SI is engaged in the business of development and manufacturing and marketing of equipment according to specifications developed by others, developed by itself or developed jointly with others, and

         WHEREAS, BMC desires to purchase, market & sell and SI desires to supply a non-invasive diabetes screening device that is, or will be defined in specifications contained in Appendix A, which is attached hereto and incorporated herein be reference.

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

         1.0      Definitions.

                  1.1 "Instrument(s)" shall mean the instrument for detecting diabetes as described in Appendix A and known to the parties at the time of execution of this Agreement.

                  1.2 "Affiliates(s)" shall mean, with respect to either party, any corporation, partnership or other business entity that now or in the future controls, is controlled by, or is under common control with, such party. "Control" shall mean the direct or indirect ownership of fifty percent (50%) or more of the voting interest in, or a fifty percent (50%) or more interest in the income of, such corporation or other business entity, or such other relationship as, in fact, constitutes actual control.

                  1.3 "Manufacturing Documentation" shall mean a package of specifications, drawings and manufacturing instructions [including detailed training by SI] which enable SI or a third party to manufacture the Instrument including, as applicable, software, all software source codes in printout or magnetic media form, software assembly, linkage and validation protocols and Software, validation results, manufacturing specifications or the Instrument, (service and training information and a set of quality control parameters suitable for use in acceptance testing of the Instrument), as well as all preliminary or working drafts of all such materials, and documentation developed by SI in order to produce such materials by a Preferred Supplier [as defined in BMC's Quality Partners Manual-- which manual shall be forwarded by BMC to SI prior to October 1,1993] who has demonstrated achievement in certain key capabilities as defined in said manual.

                  1.4 "Development Services" shall mean the redesign and development effort by SI in so far as it is relative to manufacturing equipment, manufacturing processes, goods and services contracted by SI, and associated Manufacturing processes and associated Manufacturing Documentation which may be necessary in order to bring the Instrument into commercial production.

                  1.5 "Date of Market Introduction" shall mean the later of (a) the receipt and acceptance by BMC of [preproduction quantity to be determined] Instruments meeting the specifications described in Appendix A and approved by BMC, or (b) the sale and shipment of Instruments to an end-user by BMC.

         2.0      Supply Services.

                  2.1 SI shall manufacture and sell the Instrument exclusively to BMC and Affiliates for worldwide marketing and selling and at prices established by the parties pursuant to paragraph 3.1. Nothing in this Agreement prevent BMC from manufacturing or have manufactured, market, sell or otherwise supply other non-invasive devices on a world-wide basis.

                  2.2 During the term of this Agreement SI (or a mutually approved contract manufacturer] shall be BMC's sole and exclusive source for the Instrument, provided that (a) SI provides an adequate and timely supply of the Instrument to BMC in accordance with Purchase Orders issued by BMC and accepted by SI, (b) SI agrees to maintain the quality assurance level as stated in BMC's Quality Partners Manual and or as may be otherwise agreed to by the parties, in writing, and (c) SI employs reasonably sound cost management practices. SI warrants that it will apply all reasonable resources to its operation in order to become ISO 9000 registered and attain a certification rating [as defined in BMC's Quality Partners Manual] within twenty four [24] months of the start of producing the Instrument for sale by BMC. SI further agrees to make available to BMC for purchase, spare parts and or replacement / repair parts for a period of not less than seven [7] years from end of market sales by BMC.

                  2.3 SI represents that it has or will have, prior to the date of Market Introduction at its Norcross, Georgia facility-- or other manufacturing facility as may be jointly approved by the parties-- manufacturing capacity to produce the instrument in the following minimum annual quantities:


                  DATE                               UNITS PER ANNUM
---------------------------------------   --------------------------------------
Market Introduction Date                  BMC's Annual Forecast Volumes, + 35%

One year after Market Introduction Date   BMC's Annual Forecast Volumes, + 50%

         NOTE: The quantities stated herein are estimated and are the result of a review of the current business conditions and other information available to BMC at the time the estimate is prepared. BMC shall not be obligated to purchase any Instruments except pursuant to purchase orders as described in Section 2.5.

                  2.4 In order to facilitate SI's planning of production, and to assist SI in making certain decisions relative to inventory of long lead items, BMC shall submit to SI a non-binding estimate of its requirements of Instruments quarterly covering a forward period of not less than four (4) quarters. Upon receipt of BMC's estimate, if SI determines that it has insufficient capacity to meet the quantities stated in the estimate, it shall notify BMC within fifteen
(15) days of the date of receipt of BMC's estimate that such condition exists, and will present recommendations regarding capacity changes to meet BMC's estimate. BMC shall promptly review SI's notice and schedule a meeting with SI to review the recommendations and reach agreement on a course of action.

                  The parties agree that a short delivery lead time and a high degree of flexibility is very important to BMC in servicing the market in which the Instrument will be sold. In an effort to reduce lead time, and in accordance with production forecasts provided by BMC under this Agreement, SI agrees to establish an inventory level at its facility [financed by BMC for only the first twelve months of production by SI] on Instrument component parts which have long lead times. The inventory mix and levels will be reviewed quarterly by the parties, and the parties, by mutual agreement, may make changes to the level and mix. The details of this activity will be negotiated by the parties and will be contained in the blanket order for the first year's supply of Instruments. Also included will be the details of SI's refunding plan employing price discounts on subsequent purchases of Instruments for said financing by BMC.

                  2.5 During the term of this Agreement, BMC shall issue purchase orders, containing specific instructions concerning quantity, delivery schedule, invoicing, etc., from time to time for the supply of Instruments. The parties agree that this Agreement will supersede all conflicting terms and conditions contained in or attached to said purchase orders.

                  The parties recognize the dynamic nature of the marketplace and customer demand. Certain changes to established purchase orders may be required from time to time and the parties shall [recognizing that time and flexibility are paramount to business success] negotiate said changes in good faith. SI recognizes and will use its best efforts to meet the customer demand changes as communicated by BMC. Notwithstanding the foregoing, BMC may request and SI shall have the ability to respond to changes in existing forecast as follows:

                  Current month              +30%
                  30-60 days                 +60%

         In the event a change in a purchase order causes a significant increase or decrease in SI's costs or time for performance, the parties agree to negotiate in good faith to reach an agreement on an equitable adjustment in the price and time for performance and this Agreement [subsequent purchase order(s)] shall be supplemented in writing accordingly. BMC agrees to be responsible for all components purchased by SI in response to said purchase orders.

                  2.6 During the term of this Agreement, BMC agrees to purchase the Instrument exclusively from SI. SI agrees to provide the necessary manufacturing capacity to meet BMC's annual requirements. Each month, BMC will provide a non-binding twelve month rolling forecast to assist SI in establishing and maintaining adequate stocking levels and/or to apply effective production control techniques. Shipments by SI will be authorized only by specific Purchase Order against this Agreement issued by BMC and containing [among other items] the following:

                           1.  Purchase order number and date.
                           2.  Quantity, Price and delivery instructions
                           3.  FOB point and mode of shipment.
                           4. Name and address of the person representing Seller and Purchaser.

         Prior to releasing the Instrument for production, BMC shall have the
right to purchase (at a price negotiated by the parties) from SI up to [    ]
pre-production units in order to approve the quality thereof, which approval shall not be unreasonably withheld.

                  2.7 After BMC has notified SI in writing that the pre-production Instruments manufactured by SI are approved, the Instrument, components, manufacturing process, documentation, sources of supply to SI, etc. shall be frozen. SI shall obtain the written approval of BMC [which approval shall not be unreasonably withheld] prior to making any changes, substitutions, or modifications whatsoever to the Instrument, components, manufacturing process, or Manufacturing Documentation and shall provide notice and perform activities in accordance with Change Notification Protocol which is attached as Appendix "B".

                  2.8 The Instruments shall be supplied and labeled in accordance with BMC-approved packaging specifications. BMC shall prepare the artwork necessary for printing the labels and shall deliver it to SI at mutually agreed upon time intervals prior to the scheduled delivery from SI of the first shipment ordered by BMC. BMC agrees to reasonably recognize SI's efforts with respect to producing the instrument by placing verbiage such as : "Developed by SpectRx, Inc for Boehringer Mannheim Corporation by". BMC at its sole discretion shall set the criteria for said labeling.

         3.0      Price.

                  3.1 The parties to this Agreement because the Instrument has yet to be designed and approved cannot accurately calculate the price of the Instrument. Until said design / requirements specification and the manufacturing process have been identified and agreed to, the parties at this point in time agree on a formula for calculating the Instrument price.

                  The price for the Instrument will be established in accordance with Appendix "C", SI & BMC agree that the volume of Instruments purchased by BMC in a given year influences the manufacturing cost. Instead defining minimum purchase volumes, both parties agree, that using the formula for calculating the price [Appendix "C"], BMC intends to generate sales of the Instrument in sufficient quantity to generate over a [*] of sales into the market. This applies assuming regular manufacture by SI and does not include/compensate SI relevant problems, rework, returns, etc. If BMC fails to meet this requirement, it can either a] pay the difference between the minimum and what was purchased, or b] permit SI to manufacture and sell the Instrument to third parties.

                  3.2 SI, as long as it is the manufacturer of the device, and then successor manufacturers, whether they be BMC or other parties arranged for by BMC pursuant to the Manufacturing License provided for in the Development and License Agreement, will pay, as a cost of manufacturing, to GTRC the license fee provided for in SI's patent license with GTRC.

                  3.3 In addition, where an improvement is generated and implemented which provides a cost reduction, the savings will be split as follows:

                  Party generating the idea/improvement      = 60% of annual
                                                               savings;

                                                               balance to other
                                                               party

                  Both parties generate the idea/improvement = Split evenly
                                                               between the
                                                               parties.


                  3.4 Terms of payment shall be Net 30 except that during the first year of manufacture of the Instruments, BMC agree to pay on a Net Cash basis upon receipt and approval of each shipment.

         4.       Inspection and Quality Control.

                  4.1 Each shipment of Instruments to BMC shall be accompanied by a certificate of SI's Quality Control Department indicating that the Instruments, identified by their serial numbers, contained in the shipment have passed the quality control parameters developed by SI, agreed to in writing by BMC and contained in the Manufacturing Documentation. BMC reserves the right -- at such frequency that BMC feels appropriate and upon providing SI with reasonable notice-- to visit SI's facility [or other third party manufacturer of the Instrument] for the purpose of confirming that SI's quality system and process is in conformance to agreed upon parameters.

                  SI shall keep complete reproducible records of all data pertaining to SI's performance under this Agreement and as it relates to individual Instruments for the life of the Instrument. BMC agrees to implement its current warranty card tracking system for the Instruments sold by BMC pursuant to this Agreement.

                  4.2 Within one (1) month after receipt of Instruments, BMC may conduct its own acceptance inspection thereof in which random samples of the Instruments will be compared with the specifications and Quality Control Procedures, which are a part of the Manufacturing Documentation

[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

and shall inform SI of the results of such inspection. In the event such inspection by BMC reveals unacceptable variances from the Quality Control Procedures in the Manufacturing Documentation, BMC shall promptly notify SI (which notice shall specify the manner in which the defective Instruments fail to meet the specifications), and SI shall have thirty (30) days in which to verify the variances. Upon the earlier of (a) verification by SI or (b) the expiration of thirty (30) days from the date of said notice, BMC shall have the right to refuse acceptance of the defective or deficient lots of Instruments and to require, at the option of SI, that said lot(s) be immediately replaced or corrected free of charge. SI reserves the right to cure the defect at BMC or request return of the Instrument to SI facility. SI maintains an option to - at its own expense - make a one hundred percent (100%) inspection of the lots with respect to the defective function. However said activity shall not delay the shipment of replacement Instruments to BMC or place BMC in a position of not being capable responding to the demand its customers. If SI's inspection results in a finding that the Instruments are not defective or deficient, SI shall immediately notify BMC of the same and shall resubmit the lots for acceptance. The remedies of this paragraph accruing to BMC prior to acceptance of Instruments shall be in lieu of rights accruing under Article 5 (WARRANTIES), which shall accrue to BMC after acceptance of Instruments. Failure of BMC to complete the acceptance inspection with respect to a lot within the one (1) month period shall constitute acceptance by BMC of the lot.

         5.0      Warranties.

                  5.1 SI warrants to BMC that all Instruments to be supplied hereunder will upon shipment meet the agreed upon specifications therefor and will be free from defects in materials and workmanship, and will be properly packed and labeled; provided, however, in respect of defects in materials and workmanship, and in respect of packaging and labeling, should a matter be covered by the specifications, the specifications will control. This warranty shall apply for a period of twenty-four (24) months after the date of shipment by SI, or twelve [12] months from date of installation with end user, whichever occurs first SI, shall satisfy this warranty requirement by replacing [at no charge to BMC] each defective instrument or parts returned to it prior to the expiration of the warranty period. The parties have the option to establish a loaner pool of Instruments [details of which to be agreed upon] Appendix "E" designed to provide BMC's customer with an Instrument while warranty services are performed on Customer's Instrument SI shall not be liable for loss or damages arising out of misuse of the Instrument by BMC, its agents or customers.

                  5.2 SI shall conduct a failure analysis as required by U.S. Food and Drug Administration ("FDA") regulations, i.e. 21 CFR parts 820.115 and
820.198 (b) with respect to defective Instruments returned to it under paragraph
5.1. Such analysis shall be conducted promptly upon receipt by SI of the subject Instruments and a results report shall be returned to BMC no later than forty-five (45) days after SI's receipt of the defective Instrument(s).

                  5.3 SI shall be liable for and shall indemnify, defend and hold BMC harmless against any and all claims, suits, proceedings, recoveries, and damages, including but not limited to costs and expenses of total or partial Instrument recall, whether initiated voluntarily by BMC and agreed to by SI [said agreement shall not be unreasonably withheld], or at the direction of the FDA, (collectively "Claims") arising out of, based on, or caused by defects in material, workmanship, but in no event shall [i] SI be liable for warranty product design or be required to indemnify BMC for or hold it harmless from any claims arising in whole or in part from or based on, or caused by defects or deficiencies in any features of the Instrument designed by BMC or its affiliates, any component of the Instrument designed by BMC or the literature supplied by BMC for use with the Instrument, or claims made by BMC or its agents, [ii] SI be liable to BMC or any person for any loss or damage to the extent caused by any misuse of the Instrument or reliance upon the Instrument in respect of the issuance of any medical opinion, [iii] SI be liable to BMC or any person for any implied warranties for merchantability of fitness for a particular purpose or any express warranties other than those provided for in this Agreement. ["Excluded Claims"]. BMC agrees to incorporate in its documentation to its customers that its warranty for product liability will not exceed the repair or replacement of the Instrument - or the return of the price thereof, SI shall promptly notify BMC of any situation which may affect a decision to recall the Instrument, however, BMC shall have the final authority to institute a voluntary recall, which authority shall not be exercised unreasonably. Notwithstanding the foregoing, in no event shall SI be liable to BMC or any other person for any incidental or consequential damages arising from or in any way connected with the purchase or use of product

                  Except for Excluded Claims [as defined herein], SI shall indemnify, defend and hold BMC harmless from any and all claims, demands, actions and causes of action against BMC in connection with any and all injuries, damages or liabilities of any kind whatsoever directly or indirectly attributed to manufacture of the Instrument or component deficiencies or defects. This indemnification obligation shall include, without limiting the generality of the foregoing reasonable attorney's fees, and other costs or expenses incurred in connection with the defense or settlement of any and all such claims, demands, actions or causes of actions.

                  5.4 SI will indemnify and hold BMC harmless from and against any claims, actions or demands (including, without limitation, attorney's fees, interest and penalties) based upon the alleged infringement of any patent or other intellectual property rights now or hereafter existing, provided, however SI shall have no such obligation with respect to Excluded Claims. SI shall have the right to defend at its expense any suits other than Excluded Claims alleging that the manufacturing process infringes any patent, copyright or other intellectual property rights. If action is commenced or a claim is made against BMC with respect to alleged infringement, BMC shall, if a claim in respect thereof is to be made against SI under this paragraph 5.4, notify SI in writing of the commencement thereof, in which case (a) SI shall be entitled to participate therein in the name of BMC and shall be entitled to assume the defense thereof with counsel who shall be reasonably satisfactory to BMC, and
(b) BMC shall on request of SI cooperate in the defense of such action. SI shall notify BMC promptly in writing of its intention not to defend a claimed infringement and BMC may at its option and expense proceed to defend said infringement. Further, in response to notification by BMC to SI that said claim or action is commence, SI shall promptly initiate efforts to:

                  1] secure permission to continue the manufacture and supply of Instruments to BMC, or

                  2] provide an Instrument which is non-infringing yet still meets the agreed upon BMC requirement as contained in this Agreement, or

                  3] provide BMC with other suitable alternatives which permits BMC to sustain product support and supply in the marketplace.

                  5.5 BMC will indemnify and hold SI harmless from any and all claims, demands, actions or causes of action against SI, in connection with any and all injuries, losses damages or liability of any kind whatsoever directly or indirectly attributed to features of the Instrument designed according to BMC's or its Affiliates' instructions or directions or any omission or misstatement in the literature supplied by BMC for use with the Instrument. This indemnification obligation shall include, without limiting the generality of the foregoing, reasonable attorney's fees and other costs or expenses incurred in connection with the defense or settlement of any such claim, demand, actions, or causes of action. Notwithstanding the foregoing, in no event shall BMC be liable to SI or any other person for any incidental or consequential damages arising from or in any way connected with the purchase or use of product.

                  5.6 BMC & SI agree in conjunction with their obligations under this Agreement to avoid knowingly designing and/or developing any item that infringes any patent of a third party. If either party becomes aware of any such infringement during the course of performing hereunder, it will notify the other party promptly in writing.

         6.       Confidentiality Representation Concerning Employees.

                  6.1 All information identified as confidential and received by one party from the other under this Agreement shall be subject to the obligations of confidentiality set out in the Development and License Agreement between SpectRx, Inc. and BMC.

                      It is understood that disclosure of any information by one party to the other under this Agreement shall in no way be considered as a grant of any right or license to the receiving party to use such information except for assistance in developing the Device and the evaluation of the Device undertaken by BMC during the term of this option and any extension hereof.

                  6.2 No news release, advertisement, public announcement, denial or confirmation of same, of any kind regarding any part of the subject matter of this agreement shall be made by one party without the prior written approval of the other party.

                  6.3 Upon termination or expiration of this Agreement, the parties agree to promptly return all written or descriptive matter, including but not limited to drawings, blueprints, descriptions, or other papers, documents, tapes, or any other media which contains such Confidential Information which is the property of and or proprietary to the other party. In the event of a loss of any item containing such Confidential Information, the party claiming said loss will promptly notify the other party in writing.

         7.       Employees.

                  7.1 Personnel assigned by SI to perform services under this Agreement will be employees of SI and will not for any purpose be considered employees or agents of BMC. SI assumes full responsibility for the actions of such personnel while performing services hereunder and shall be solely responsible for their supervision, daily direction and control, payment of salary (including withholding of income taxes and social security), worker's compensation, disability benefits and the like.

                  7.2 Personnel assigned by BMC to perform services under this Agreement will be employees of BMC and will not for any purpose be considered employees or agents of SI. BMC assumes full responsibility for the actions of such personnel while performing services under this agreement as well as promotion, distribution and any sales activities with respect to the Instrument and BMC shall be solely responsible for their daily supervision, daily direction and control, payment of salary (including withholding of income taxes and social security), worker's compensation, disability benefits and the like. Both SI and BMC agree, during the term of this Agreement and for a period of two (2) years after the termination of the Agreement, not to engage in any activity whether express or implied which would reasonably be interpreted as soliciting or employment specific personnel of the other party. Nothing in this provision prevents either party from placing an employment ad in general business publications or local newspapers which are or may become available in the geographic area where either party has a facility.

         8.       Changes.

                  8.1 Either party may request, in writing, changes to the work scope or to the manufacturing or design specifications for the Instrument. The party receiving the request for the change shall submit within a reasonable time a report to the other party setting forth its best judgment as to the probable effect on the supply services and their costs. Neither party shall proceed with any changes without the prior written consent of the other.

                  8.2 Cost reduction activity: The parties agree to adopt and implement TOM and continuous improvement tenets designed to reduce costs, lead times and improve response times. The parties agree to cooperate in an ongoing effort designed to reduce the total cost of the Instrument. Such efforts include but are not limited to: supply route efficiencies, cycle time reduction, economies of scale, process improvements (properly approved by the parties), etc. Action may be initiated by either party, but cannot be implemented without the approval of the other party. The extent to which cost reduction benefits are to be shared by the parties shall be the result of good faith negotiations between the parties. Further, SI shall implement a continuous improvement process which will enable SI to eliminate waste and reduce cost.

         9.0      Term, Termination and Cancellation.

                  9.1 Unless terminated pursuant to the terms hereof, the term of this Agreement shall be coincident with the term of the Development and License Agreement between BMC and SI dated as of December, 1994. Upon termination of this Agreement, the status of all purchase orders outstanding at the date of termination shall be reviewed and the parties shall resolve any termination costs through good faith negotiations. BMC shall purchase from SI, at SI's cost, any components purchased by SI in response to purchase order releases issued by BMC if SI is unable to use such components. The parties further agree that in the event of termination of this Agreement, all confidential information, documents, materials, tools, etc. which are the property of either party shall be promptly returned to such party.

                  9.2 Either party may terminate this Agreement by written notice in the event (i) the other party materially breaches this Agreement and does not cure such breach within thirty (30) days of written demand for cure; "material breach" includes, but is not limited to, a breach of covenants contained in Section 2.2 of this Agreement, or (ii) by written notice upon the liquidation or bankruptcy of, or an assignment for the benefits of creditors of, or a declaration of insolvency by, the other party. Termination of this Agreement pursuant to this Section 9.2 shall not constitute a termination of the Development and License Agreement nor of the Marketing License granted thereunder. In the event of termination of this Agreement by BMC pursuant to this Section, BMC shall be deemed to have acquired the Manufacturing License described in the Development and License Agreement effective upon such termination.

                  9.3 Notwithstanding the foregoing and as part of risk management practices, SI shall place a complete and updated set of Manufacturing Documentation and know-how in escrow in accordance with the provisions of Appendix "F". Said escrowed documentation and know-how shall be sufficient such as to maintain BMC as an alternative source of Instruments capable of supplying the Instruments to meet BMC's needs.

                  In the event this Agreement is terminated and BMC retains the Manufacturing License, or in the event SI cannot manufacture for ninety [90] days because of an event of force majeure, BMC shall have full, complete and unrestricted access to [including physical possession of] the said Manufacturing Documentation residing in escrow; all in accordance with the terms and conditions of the escrow documentation. SI agrees to provide all reasonable resources to render BMC fully qualified in all respects to supply Instruments with the same specifications, and manufacturing criteria and under the same regulatory and quality standards as if manufactured by SI. BMC will receive from SI a maximum of five hundred [500] hours of training and BMC will supply reasonably competent manufacturing and technical personnel who will be trained by SI to support production of the Instrument.

         10.0     General Provisions.

                  10.1 The rights and obligations of Articles 5 (WARRANTIES), and 10 (GENERAL PROVISIONS) shall survive any termination of this Agreement and shall bind the parties and their legal representatives, successors and assigns. Neither party may assign this Agreement (except to an Affiliate) without the consent of the other, which consent shall not be unreasonably withheld.

                  10.2 SI and BMC shall do all things necessary to comply with all applicable Federal, State and local laws, regulations and ordinances, including but not limited to the Regulations of the United States Department of Commerce relating to the export of Technical Data, insofar as they relate to the services to be performed under this Agreement. BMC will conduct clinicals and submit applications for FDA and other national regulatory approvals which are required to market and sell the Instruments worldwide. SI shall obtain any required government documents and approvals in the event of SI export of Instruments manufactured for BMC affiliates hereunder and for any technical data disclosed to SI by BMC. SI will not be the exporter of record for exports to BMC customers. SI agrees to maintain or contract with [as provided herein] an FDA approved facility which is operated in compliance with Good Manufacturing Practices, to be found in 21 CFR 820. SI will provide documentation that such facility complies with FDA published guidelines (as defined in 21 CFR 10.90b) and upon request by BMC demonstrate compliance.

                  10.3 Each of the parties hereto shall be excused from the performance of its obligations hereunder in the event such performance is prevented by force majeure and such excuse shall continue as long as the condition constituting such force majeure continues, plus fifteen (15) days after the termination of such condition. For purposes of this Agreement, force majeure is defined as follows: Causes beyond the control of SI or BMC including, without limitation, regulations, laws or acts of any government, delays by exporting agency, destruction of production facilities or material by fire, or failure of public utilities or common carriers or embargo.

                  10.4 This Agreement, its appendices and the Development and License Agreement embody the entire understanding and agreement among the parties and supersede all previous negotiations, representations, writings and agreements, written or oral, with respect to the development and sale of the Instrument. This Agreement shall in no way preclude SI or BMC (or any of their affiliates) from entering into any agreements in the future which are not specifically limited or precluded hereunder.

                  10.5 All notices, demands and communications provided for in this Agreement shall be in writing and shall be deemed effective by a party upon hand delivery or when mailed, postage prepaid, by registered or certified mail, to the other party or its copy designee at the respective addresses listed below, unless and until such address is changed by giving written notice thereof in like manner.

                           To BMC:      Boehringer Mannheim Corporation
                                        9115 Hague Road
                                        Indianapolis, IN 46250
                                        Attn.: President, Diabetes Care Division

                           To SI:       SpectRx, Inc.
                                        6025A Unity Drive
                                        Norcross, Georgia 30071
                                        Attn.: Contracts Administration*

                  10.6 This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. Dispute Resolution. (a) The parties shall attempt in good faith to resolve any dispute arising out of or relating to this agreement promptly by negotiations between representatives who have authority to settle the controversy. Either party may give the other party written notice of any dispute not resolved in the normal course of business. Within thirty days after delivery of such notice, representatives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within sixty days of the disputing party's notice, or if the parties fail to meet within thirty days, either party may initiate mediation of the controversy or claim as provided in clause (b) of this section. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence and state rules of evidence. If the dispute has not been resolved by negotiation, the parties shall endeavor to settle the dispute by mediation, non-binding arbitration, or other appropriate means for a period of at least sixty days before resorting to litigation. The procedures specified in this Section 10.6 must be followed before either party may seek judicial relief; provided, however, that a party may seek a preliminary injunction or other provisional judicial relief if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the parties will continue to participate in good faith in the procedures specified in this Section 10.6. All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in this Section 10.6 are pending, and the parties shall take such action, if any, required to effectuate such tolling.

                  10.7 In the case of conflict between the general terms and conditions of a BMC issued purchase order, or of an SI acceptance of a BMC purchase order, and this Agreement the terms and conditions of this Agreement shall take precedence unless otherwise agreed in writing by the parties.

                  10.8 SI shall make its records and facilities involved in the performance of this Agreement available to BMC personnel at reasonable and mutually convenient times during normal business hours for audit purposes and shall take any reasonable actions required by BMC to facilitate such audit.

                  10.9 No modification, amendment, extension or waiver of this Agreement or any provision hereof shall be binding or effective unless in writing and signed by duly authorized representative of each of the parties.

                  10.10 SI agrees that, during the term of the Agreement, it will not enter into any agreement to develop or manufacture a non-invasive diabetes screening instrument using the same or similar technology as employed in the Instrument for measuring and collecting data on glucose in human blood other than with BMC Affiliate(s).

                  Further, SI represents and warrants that it is under no obligation, nor will it assume any obligation, which would in any way interfere with or be inconsistent with or present a conflict or interest with the services to be furnished by SI under this Agreement.

                  10.11 This Agreement shall be construed according to the laws of the State of Georgia. Venue for any litigation under this Agreement shall be state court, Gwinnett County, Georgia.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

BOEHRINGER MANNHEIM CORPORATION                       SpectRx, INC.


-----------------------------------------             --------------------------
Robert J. Daley, C.P.M.
Head; Commercial Contracts/Negotiations

APPENDIX "A"


         1.       Non Invasive Diabetes Screening Instruments.

                  The instrument will have the ability to detect diabetes and is intended to be used for screening for Diabetes. The SI diabetes screening instrument will present data useful for screening in a qualitative manner. The presentation of data will not compromise the quantitative data presentation of the SI instrument. The SI screening instrument will not be used, nor can the data be presented in such a manner that it could be used to evaluate long-term glucose control in a manner similar to the HbAlc test that the SI monitoring instrument is designed to replace.

         2.       Product Specifications.

                           Details to follow

APPENDIX "B"


CHANGE NOTIFICATION PROTOCOL

APPENDIX "C"


PRICING:

         In accordance with the provisions of Section 3.0 of this Agreement, the parties agree that the unit price for the Instrument shall be fixed for twelve [12] month periods and shall be calculated using the below indicated tabulation. (1994 Dollars)


         COST OF GOODS SOLD         GROSS MARGIN          UNIT PRICE
      ------------------------   ------------------    ----------------
               [*]                       [*]                  [*]
               [*]                       [*]                  [*]
               [*]                       [*]                  [*]
               [*]                       [*]                  [*]
               [*]                       [*]                  [*]
               [*]                       [*]                  [*]


         If the Cost of Goods Sold exceeds [*], then SI & BMC will renegotiate the Gross Margins.

         Price for the Instrument shall not exceed [__________]**

         ** estimated until the final specifications and manufacturing process/costs are defined.

         The Cost of Goods Sold figures provided for above, and in turn the corresponding Unit Prices, are subject to adjustment at the end of each twelve month period (referred to above) for increases in the Producers Price Index wherein the Cost of Goods Sold, as previously adjusted in accordance herewith, shall be increased on the date of each such adjustment by an amount equal to the product obtained by multiplying the figures provided for in the foregoing tabulation for Cost of Goods Sold by the percentage increase, if any, in the then applicable Producers Price Index from the Producers Price Index applicable at the commencement of such twelve month period. "Producers Price Index" with respect to a particular date means the most recently published Producers Price Index, by the United States Department of Labor, Bureau of Labor Statistics. Should publication of such index cease, such term shall mean such alternative index as the parties shall reasonably determine most closely approximates said Producers Price Index.



[*] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

BOEHRINGER
   MANNHEIM
                                  Diabetes Care



CONTROL PROCEDURE
                                         DESCRIPTION
       APPROVED:   CN 17204              Diabetes Care Manufacturing
                   08/16/94              Partner Notification/Approval Procedure

     SUPERSEDES:   CN 16458              CONTROL PROCEDURE 348
                   03/05/93


MANUFACTURING PARTNER NOTIFICATION/APPROVAL PROCESS


Purpose The purpose of this procedure is to establish the methods and requirements for communication of product, process, or precedural changes between BM Diabetes Care and the manufacturing partners, whether the change is initiated by Diabetes Care or the manufacturing partner


Scope             This procedure covers the following product categories:

                  - licensed products from BM GmbH,
                  - licensed products manufacturing for BM affiliates,
                  - finished and semi-finished products developed and
                    manufactured by an external organization.

                  Only products which are licensed or contracted from external sources are covered in this procedure.


Change Types      Changes are designated as either major or minor changes
                  according to the associated matrix listed in this procedure.

                  NOTE: Major changes to the process or product configuration are subject to joint approval prior to implementation. Minor changes may be implemented upon notification without joint approval. The site originating the change has the authority to designate a change as major or minor. This decision may be challenged upon notification to the receiving partner.


                                                          Continued on next page

Definitions       This table defines terms used throughout this procedure.


                  ----------------------------------------------------------------------------------
                       TERM                                       DEFINITION
                  ----------------------------------------------------------------------------------
                  Manufacturing             Those suppliers who have either licensed a product
                  Partners                  to BM for manufacture and sale, or manufactures a
                                            product for BM where BM has designed or owns the
                                            design of the product. This also includes those
                                            manufacturers who have designed and manufactured OEM
                                            products for BM distribution.
                  ----------------------------------------------------------------------------------
                  Minor change              Corrections to process deviations to restore original
                                            process specifications or enhancements to process flow
                  ----------------------------------------------------------------------------------
                  Major change              Changes which potentially affect form, fit, function,
                                            or labeling of the product
                  ----------------------------------------------------------------------------------



LICENSED OR STRATEGICALLY CRITICAL PRODUCTS


PRODUCT EXAMPLE            The following is an example of a licensed or
                           strategically critical product to be used as an aid in understanding the major/minor designation:

                           -  Chemstrip bG(R): Diabetes Care licenses
                              manufacturing rights for the product from Boehringer Mannheim GmbH, and Corange International performs the final processing and packaging of the product from Diabetes Care-sub-assemblies.



                                                          Continued on next page

GUIDELINE MATRIX           Following are examples of major/minor designations
                           for types of process changes:

                           bG MANUFACTURING AGREEMENT MATRIX
                           --------------------------------------------------------------------------------
                           PROCESS-RELATED CHANGE                                  BM TO             CI TO
                                                                                   BM GMBH           BM
                           --------------------------------------------------------------------------------
                           1.  Compounding
                           --------------------------------------------------------------------------------
                               a. Mixing time/speed                                Minor             Minor
                           --------------------------------------------------------------------------------
                               b. CO2 blanket                                      Minor             Minor
                           --------------------------------------------------------------------------------
                               c. Centrifugation                                   Minor             Minor
                           --------------------------------------------------------------------------------
                               d. Filtration                                       Minor             Minor
                           --------------------------------------------------------------------------------
                               e. Equipment modification/repairs                   Minor             Minor
                           --------------------------------------------------------------------------------
                           2.  Coating
                           --------------------------------------------------------------------------------
                               a. Compounding start/coating end time               Minor             Minor
                           --------------------------------------------------------------------------------
                               b. Coating thickness                                Major             Major
                           --------------------------------------------------------------------------------
                               c. Blade change/refinishing                         Minor             Minor
                           --------------------------------------------------------------------------------
                               d. Equipment modification/repairs                   Minor             Minor
                           --------------------------------------------------------------------------------
                           3.  Drying
                           --------------------------------------------------------------------------------
                               a. Web speed                                        Major             Major
                           --------------------------------------------------------------------------------
                               b. Drying temperature                               Major             Major
                           --------------------------------------------------------------------------------
                               c. Air flow/exhaust                                 Major             Major
                           --------------------------------------------------------------------------------
                               d. Room environment                                 Minor             Minor
                           --------------------------------------------------------------------------------
                               e. Equipment modification/repairs                   Minor             Minor
                           --------------------------------------------------------------------------------
                           4.  Slitting
                           --------------------------------------------------------------------------------
                               a. Time after coating/drying                        Minor             Minor
                           --------------------------------------------------------------------------------
                               b. Room environment                                 Minor             Minor
                           --------------------------------------------------------------------------------
                               c. Storage of rolls (packaging and time)            Minor             Minor
                           --------------------------------------------------------------------------------
                               d. Equipment modification/repairs                   Minor             Minor
                           --------------------------------------------------------------------------------
                           5.  Sealing
                           --------------------------------------------------------------------------------
                               a. Temperature                                      Minor             Minor
                           --------------------------------------------------------------------------------
                               b. Pressure                                         Minor             Minor
                           --------------------------------------------------------------------------------
                               c. Room environment                                 Minor             Minor
                           --------------------------------------------------------------------------------
                               d. Storage of rolls (packaging and time)            Minor             Minor
                           --------------------------------------------------------------------------------
                               e. Equipment modifications/repairs                  Minor             Minor
                           --------------------------------------------------------------------------------
                           6.  Cutting
                           --------------------------------------------------------------------------------
                               a. Aging time                                       Minor             Minor
                           --------------------------------------------------------------------------------
                               b. Room environment                                 Minor             Minor
                           --------------------------------------------------------------------------------
                               c. Equipment modifications/repairs                  Minor             Minor
                           --------------------------------------------------------------------------------


                                                          Continued on next page

                           bG MANUFACTURING AGREEMENT MATRIX
                           --------------------------------------------------------------------------------
                                                                                   BM TO             CI TO
                           FORMULATION-RELATED CHANGE                              BM GMBH           BM
                           ---------------------------------------------------------------------------------
                           1.  Alternate raw material suppliers                    Minor             Minor
                               (chemical/non-chemical)
                           --------------------------------------------------------------------------------
                           2.  Raw materials additions/deletions                   Major             Major
                           --------------------------------------------------------------------------------
                           3.  Raw materials concentrations (out of                Major             Major
                               specification)
                           --------------------------------------------------------------------------------
                           4.  Raw material specification change                   Major             Major
                           --------------------------------------------------------------------------------
                           PRIMARY PACKAGING
                           --------------------------------------------------------------------------------
                           1.  Primary Packaging                                   Major             Major
                           --------------------------------------------------------------------------------
                           SPECIFICATION-RELATED CHANGE
                           --------------------------------------------------------------------------------
                           1.  Raw material                                        Minor             Minor
                           --------------------------------------------------------------------------------
                           2.  In-process                                          Minor             Minor
                           --------------------------------------------------------------------------------
                           3.  Final (vials, stoppers, bar code)                   Major             Major
                           --------------------------------------------------------------------------------
                           4.  Artwork (final packaging)                           Minor             Major
                           --------------------------------------------------------------------------------
                           CLEANING OF PRODUCT CONTACT SURFACES/AREAS
                           --------------------------------------------------------------------------------
                           1.  Compounding                                         Minor             Minor
                           --------------------------------------------------------------------------------
                           2.  Coating                                             Minor             Minor
                           --------------------------------------------------------------------------------
                           3.  Drying                                              Minor             Minor
                           --------------------------------------------------------------------------------
                           4.  Slitting                                            Minor             Minor
                           --------------------------------------------------------------------------------
                           5.  Sealing                                             Minor             Minor
                           --------------------------------------------------------------------------------
                           6.  Cutting                                             Minor             Minor
                           --------------------------------------------------------------------------------
                           CODE ASSIGNMENT CHANGES
                           --------------------------------------------------------------------------------
                           1.  Code Assignment Changes                             Minor             Major
                           --------------------------------------------------------------------------------

                           Note: Products manufactured for BM affiliates should be handled as those above.


PRODUCTS MANUFACTURED FOR BOEHRINGER MANNHEIM



PRODUCT EXAMPLE            Examples of products which are designed or owned by
                           Boehringer Mannheim are:

                           -  Products designed by R&D,
                           - Products designed jointly by R&D and an external supplier under contract or
                           - Products designed by an external contract supplier for sale by Boehringer Mannheim.


                                                          Continued on next page

MATRIX GUIDELINE           The following matrix is used to aid in determining
                           whether a proposed change should be designated as major or minor.

                                TYPE OF CHANGE            CLASSIFICATION                      EXAMPLES
                           -----------------------------------------------------------------------------------------
                           Any change to existing              Minor                 1.  Any change in
                           product where design,                                         manufacturing
                           labeling, performance,                                        procedures to enhance
                           function reliability,                                         manufacturability where
                           appearance, formulation, or                                   the stated criteria are not
                           configuration remain                                          affected (e.g., process
                           unchanged or where the                                        sequencing)
                           change is to implement a
                           previously approved revision
                           which has been formally
                           approved by BM

                           -   Process validation may be
                               required
                           -----------------------------------------------------------------------------------------
                           Any change affecting form,          Major                 1.  Component or circuit
                           fit, function, or labeling                                    modifications
                           where the change could
                           possibly affect the                                       2.  Labeling or packaging
                           appearance or performance                                     changes
                           of the product
                                                                                     3.  Case modifications
                           -   BM evaluation is required
                                                                                     4.  Change in consumable
                           After BM approval has been                                    materials used during
                           obtained, the date of                                         manufacturing (e.g.,
                           implementation and the                                        solder paste, flux,
                           initial identifying criteria                                  cleaning solvents, etc.)
                           (e.g., lot or serial number)
                           must be provided to BM for
                           effectiveness monitoring
                           -----------------------------------------------------------------------------------------



                                                          Continued on next page

PROCESS                    The following tables define the areas responsible for
RESPONSIBILITIES           specific activities concerning approval and
                           notification between BM Diabetes Care and the Manufacturing Partner.

                           MANUFACTURING PARTNER-ORIGINATED CHANGE
                           -------------------------------------------------------------------------------------
                           DEPARTMENT/                    RESPONSIBILITY
                           INDIVIDUAL
                           -------------------------------------------------------------------------------------
                           Designated department          1.  Originates change request and designates as
                           (Partner)                          major/minor.
                                                          2.  Obtains internal approval.
                                                          3.  Forwards documentation to designated BM
                                                              authority.
                           -------------------------------------------------------------------------------------
                           Designated authority           1.  Forwards change request to Supplier Quality
                           (BM)                               Engineering for review and approval.
                           -------------------------------------------------------------------------------------
                           Supplier Quality               1.  Receives partners' change request and reviews
                           Engineering (BM)                   major/minor designation.
                                                          2.  Processes for review and approval/rejection.
                           -------------------------------------------------------------------------------------
                           Supplier Quality               1.  Notifies partner of approval when formal Change
                           Engineering (BM)                   Notice is not required.
                                                          2.  Initiates formal Change Notice where appropriate.
                           -------------------------------------------------------------------------------------
                           Quality Documentation          1.  Obtains CN approvals.
                           (BM)                               2. Notifies manufacturing partner as
                                                              appropriate and BM Supply Coordination Team
                                                              of approved change for implementation.
                           -------------------------------------------------------------------------------------
                           Designated authority           1.  Receives/implements change.
                           (Partner)
                           -------------------------------------------------------------------------------------


                                                          Continued on next page

PROCESS                        BM-ORIGINATED CHANGE
RESPONSIBILITIES,
continued

                           ---------------------------------------------------------------------------------
                           DEPARTMENT/                      RESPONSIBILITY
                           INDIVIDUAL
                           ---------------------------------------------------------------------------------
                           Originator(BM)                   1.  Obtains approval signature from
                                                                manufacturing partner on cross-functional
                                                                review, DCN, or pECN copy.
                                                            2.  Assigns major/minor designation.
                           ---------------------------------------------------------------------------------
                           Designated authority             1.  Reviews and approves/rejects change and
                           (Partner)                            returns to BM originator.
                           ---------------------------------------------------------------------------------
                           Originator (BM)                  1.  Prepares Change Notice documentation and
                                                                forwards to Quality Documentation for
                                                                processing.
                           ---------------------------------------------------------------------------------
                           Quality Documentation            1.  Reviews major/minor designation.
                           (BM)                             2.  Obtains CN approvals.
                                                            3.  Notifies manufacturing partner as applicable
                                                                and BM Supply Coordination Team of approved
                                                                change for implementation.
                           ---------------------------------------------------------------------------------